Exhibit 99.1

Civista Bancshares, Inc. Completes Private Placement of $75 Million of 3.25% Fixed-to-Floating Rate Subordinated Notes due 2031

Sandusky, Ohio, November 30, 2021 /PRNewswire/– Civista Bancshares, Inc. (NASDAQ:CIVB) (the “Company”) a financial holding company headquartered in Sandusky, Ohio and the parent company of Civista Bank, today announced the completion of a private placement of $75 million in aggregate principal amount of its 3.25% Fixed-to-Floating Rate Subordinated Notes due 2031 (the “Notes”).

The Notes will initially bear interest at a rate of 3.25% per annum from November 30, 2021, to December 1, 2026, with interest during this period payable semi-annually in arrears. From December 1, 2026, to the stated maturity date (December 1, 2031) or early redemption date, the interest rate will reset quarterly to an annual floating rate equal to the then-current benchmark rate, which will initially be the three-month Secured Overnight Financing Rate (SOFR) plus 219 basis points, with interest during such period payable quarterly in arrears. The Notes are redeemable by the Company, in whole or in part, on or after December 1, 2026, and at any time upon the occurrence of certain events. The Notes are not subject to redemption at the option of the holders. The Notes have been structured to qualify as Tier 2 capital of the Company for regulatory capital purposes.

The Company intends to use the net proceeds of the private placement offering for general corporate purposes, which may include organic growth, share repurchases and strategic initiatives, such as acquisitions.

Piper Sandler & Co., Keefe, Bruyette & Woods, Inc., D. A. Davidson & Co., and Boenning & Scattergood, Inc. acted as placement agents for the Notes offering. Vorys, Sater, Seymour and Pease LLP served as legal counsel to the Company.

The Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release is for informational purposes only and shall not constitute an offer to sell, or the solicitation of an offer to buy, any security, nor shall there be any sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The Notes, and the obligations of the Company as evidenced by the Notes, are not deposits and are not insured or guaranteed by any federal agency or instrumentality, including, without limitation, the Federal Deposit Insurance Corporation.

About Civista Bancshares, Inc.

Civista Bancshares, Inc. (the “Company”) is a $3.0 billion financial holding company headquartered in Sandusky, Ohio. The Company’s banking subsidiary, Civista Bank, operates 35 locations in Northern, Central and Southwestern Ohio, Southeastern Indiana and Northern Kentucky. The Company’s website may be accessed at www.civb.com. The Company’s common shares are traded on the NASDAQ Capital Market under the symbol “CIVB”.

Forward Looking Statements

This press release may contain “forward-looking statements” with the meaning of such term in federal securities laws, including, without limitation, statements about the intended use of the net proceeds of the private placement and other matters. For these statements, the Company claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements express management’s current expectations, estimates or projections of future events, results or long-term goals, and are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should,” or other similar expressions. Forward-looking statements are not guarantees of performance or results and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause actual performance or results to differ materially from those expressed in or implied by the forward-looking statements. Factors that could cause actual performance or results to differ from those expressed in or implied by our forward-looking statements include those risks identified from time to time in the Company’s reports filed with the Securities and Exchange Commission, including those risks identified in “Item 1A. Risk Factors” of Part I of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as supplemented by any risks identified in the Company’s subsequent Quarterly Reports on Form 10-Q. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date made. The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

CONTACTS: Dennis G. Shaffer, CEO and President, at (888) 645-4121.

Source: Civista Bancshares, Inc.